Exhibit 99.2

================================================================================
FOR IMMEDIATE RELEASE

             COX RADIO COMPLETES ACQUISITION OF SEVEN RADIO STATIONS
                               FROM CLEAR CHANNEL

         ATLANTA, August 30, 2000 - Cox Radio, Inc. (NYSE: CXR) announced today that it has completed its previously announced agreement with Clear Channel Communications, Inc. (NYSE: CCU) to acquire three FM stations serving Houston, Texas and three FM stations and one AM station serving Richmond, Virginia for a total of $380 million in cash.

         The stations acquired include KKBQ-FM, KKTL-FM and KLDE-FM (Cox Radio acquired the format of KLDE-FM and the license for KTBZ-FM. The seller will retain the license for 94.5) serving the Houston market and WKHK-FM, WMXB-FM, WKLR-FM and WTVR-AM serving the Richmond market.

         Pending the close of all other announced transactions, Cox Radio will own and operate four FM stations serving the Houston market, the nation's eighth largest radio revenue market. In addition, Cox Radio now owns and operates three FM stations and one AM station serving Richmond, the nation's 47th ranked radio revenue market.

         Cox Radio is the fourth largest radio company in the United States based on net revenues. Pending the close of all announced transactions, Cox Radio will own, operate or provide sales and marketing services for 81 stations (64 FM and 17 AM) clustered in 17 markets including major markets such as Atlanta, Houston, Miami, Tampa, Orlando and San Antonio. Cox Radio's shares of Class A common stock are traded on the New York Stock Exchange under the symbol "CXR."


Contact:
Analysts and Investors                   Analysts, Investors, Press or Media
Maritza Pichon                           John Buckley
Chief Financial Officer                  Brainerd Communicators
Cox Radio, Inc.                          212-986-6667
404-843-5159

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any expressions that indicate future events and identify trends are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Cox Radio anticipates. Factors that could have a material and adverse impact on Cox Radio's business are identified in the discussion of risk factors relating to Cox Radio's business and operations in the Company's most recent Form 10K. Cox Radio undertakes no obligation to release publicly the results of any revisions to forward-looking statements made in this press release to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.